Exhibit 5.1

August 2, 2024

The ONE Group Hospitality, Inc.

1624 Market Street, Suite 311

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as legal counsel to The ONE Group Hospitality, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering securities under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to: (1) the offer and sale from time to time by the selling security holders identified in the Registration Statement (the “Selling Security Holders”) or their permitted transferees of warrants (the “Penny Warrants”) to purchase, at a price of $0.01 per share, up to 1,905,687 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”); (2) the offer and sale from time to time by the Selling Security Holders or their permitted transferees of warrants (the “Market Warrants”, and collectively with the Penny Warrants, the “Warrants”) to purchase, at a price of $10.00 per share, up to 1,066,667 shares of Common Stock; (3) the issuance from time to time by the Company of up to 2,972,354 shares of Common Stock upon the exercise of the Warrants (the “Warrant Shares”); (4) the offer and sale from time to time by the Selling Security Holders or their permitted transferees of the Warrant Shares; and (5) the offer and sale from time to time by the Selling Security Holders or their permitted transferees of any other securities actually issued in respect of the Warrants or Warrant Shares upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event (collectively with the Warrants and Warrant Shares, the “Securities”). The Warrants are subject to the terms of the respective agreements governing the Warrants (the “Warrant Certificates”).

This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation, the Company’s Certificate of Designations of Series A Preferred Stock and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable laws, in the manner presently proposed.

The ONE Group Hospitality, Inc.

August 2, 2024

The opinions set forth below are subject to the following exceptions, limitations and qualifications: (1) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (2) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (3) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (4) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable, and we have assumed that all representations and warranties and other statements contained in the Registration Statement and all other documents, instruments and certificates that we have examined in connection with this matter are accurate and complete, except to the extent the information constitutes a statement, directly or in practical effect, of any legal conclusion at issue. We have assumed that the Warrant Certificates have been duly authorized, executed, and delivered by the parties thereto. With respect to our opinion as to the Warrant Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s Certificate of Incorporation as then in effect, that the consideration for the issuance and sale of the Warrant Shares is in an amount that is not less than the par value of the Common Stock, and that the terms of the sale of the Warrant Shares will be in conformity with the Company’s then-operative certificate of incorporation and bylaws and will not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have assumed that the Company was or will be a validly existing corporation in good standing under the laws of the state of Delaware at the time it executed and delivered or executes and delivers the Securities. We have not independently verified any of the foregoing assumptions.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is effective under the Securities Act.

Our opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of Oregon. Without limiting the generality of the foregoing, we express no opinion with respect to (1) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (2) the compliance with the Securities Act or any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

The ONE Group Hospitality, Inc.

August 2, 2024

Based upon and subject to the foregoing, we are of the opinion that:

1.       The Warrants constitute binding obligations of the Company enforceable in accordance with the terms of the applicable Warrant Certificate.

2.       With respect to the Warrant Shares, when (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement (if required) has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Warrant Shares have been issued and sold as contemplated by the Registration Statement and applicable prospectus and/or prospectus supplement, and (iv) the Company has received the consideration provided for in the applicable Warrant Certificate, the Common Stock will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Stoel Rives LLP

Stoel Rives LLP